                                                                     EXHIBIT 4.h


                        AMENDMENT NO. 2 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT


     AMENDMENT NO. 2, dated as of December 31, 2002, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Royce Union Bicycle Company ("Royce"), Huffy Service First, Inc. ("Huffy Service"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, Royce, Huffy Service, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), Huffy Brands Company, as successor by merger with Hufco Company ("Huffy Brands"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada) ("Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, Huffy Brands, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually, a "Guarantor" and collectively, "Guarantors").


                              W I T N E S S E T H:


     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements");

     WHEREAS, it is contemplated that Royce and Huffy Brands, each a wholly-owned subsidiary of Huffy, will merge with and into Huffy with Huffy as the surviving corporation;

     WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders make certain amendments to the Loan Agreement;

     WHEREAS, Agent and Lenders are willing to consent to such mergers and make such amendments to the extent and upon the terms and conditions set forth herein; and

     WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such consent and amendments.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS.

         (a) ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and hereby is amended to include, in addition and not in limitation, each of the following definitions:

                  (i) "Amendment No. 2" shall mean this Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (ii) "Guarantees" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Guarantee, dated as of September 19, 2002, by Royce, Huffy Brands and certain of their Affiliates, in favor of Agent, with respect to the Obligations of Gen-X, (B) the Guarantee, dated as of September 19, 2002, by Royce, Huffy Brands and certain of their Affiliates in favor of Agent with respect to the Obligations of Canadian Borrower, (C) the Guarantee, dated January 26, 2000, by Royce, Huffy Brands and certain of their Affiliates in favor of Agent with respect to the Obligations of Huffy, (D) the Guarantee, dated January 26, 2000, by Royce, Huffy Brands and certain of their Affiliates in favor of Agent with respect to the Obligations of American and (E) the Guarantee, dated January 26, 2000 by Royce, Huffy Brands and certain of their Affiliates in favor of Agent with respect to the Obligations of Huffy Service.


                  (iii) "Merger Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Agreement and Plan of Merger, dated December 31, 2002, between Royce and Huffy, (B) the Agreement and Plan of Merger, dated December 31, 2002, between Huffy Brands and Huffy, (C) the Certificates of Merger, each dated December 31, 2002, with respect to the Mergers and (D) all agreements, documents and instruments related to the foregoing.

                  (iv) "Mergers" shall mean the mergers of Royce and Huffy Brands with and into Huffy, pursuant to the terms of the Merger Agreements (as in effect on the date hereof), with Huffy as the surviving corporation.

         (b) INTERPRETATION. For purposes of this Amendment No. 2, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

     2. CONSENT. Subject to the terms and conditions set forth herein, Agent and Lenders hereby consent to the Mergers.

     3. ELIGIBLE INVENTORY. Section 1.50 of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

         "1.50 "Eligible Inventory" shall mean, as to Huffy, Inventory of Huffy Bicycle Company Division of Huffy consisting of finished goods held for resale in the ordinary course of the business of Huffy and Inventory of the Huffy Sports Company Division of Huffy consisting of finished goods held for resale in the ordinary course of the business of Huffy and raw materials for such finished goods, as to Gen-X, Inventory of Gen-X held for resale in the ordinary course of its business and as to Canadian Borrower, Inventory of Canadian Borrower held for resale in the ordinary course of its business in each case which are acceptable to Agent based on the criteria set forth below."

     4. INVENTORY LOAN LIMIT. Section 1.82 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "1.82 "Inventory Loan Limit" shall mean, at any time, (a) as to Huffy, the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Gen-X and Canadian Borrower then outstanding, (b) as to Gen-X the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Huffy and Canadian Borrower then outstanding, and (c) as to Canadian Borrower, the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Huffy and Gen-X then outstanding."

     5. US BORROWING BASE. Section 1.125(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "1.125 "US Borrowing Base" shall mean, as to each US Borrower, at any time:
                  (a) the sum of:

                           (i) eighty-five (85%) percent of the Net Amount of
the Eligible Accounts of such Borrower, PLUS

                           (ii) as to Huffy, the lesser of (A) the Inventory
Loan Limit for Huffy or (B) the sum of: (1) sixty-six (66%) percent of the Value of Eligible Inventory of the Huffy Bicycle Company Division of Huffy consisting of finished goods, other than in the months of January, June, July, August, September and December of any year and sixty-two (62%) percent of the Value of Eligible Inventory of the Huffy Bicycle Company Division of Huffy consisting of finished goods at all times during the months of January, June, July, August, September and December of each year plus (2) fifty-four (54%) percent of the Value of Eligible Inventory of the Huffy Sports Company Division of Huffy consisting of finished goods and raw materials, other than during the months of January, June, July, August, September and December of any year and forty-seven (47%) percent of the Value of Eligible Inventory of the Huffy Sports Company Division of Huffy consisting of finished goods and raw materials at all times during the months of January, June, July, August, September and December of each year and

                           (iii) as to Gen-X, the lesser of (A) the Inventory
Loan Limit for Gen-X or (B)(1) during the months of May through and including November, sixty (60%) percent of the Value of Eligible Inventory of Gen-X consisting of finished goods and (2) during the months of December through and including April, fifty (50%) percent of the Value of Eligible Inventory of Gen-X consisting of finished goods; MINUS"

     6. INDEBTEDNESS. Section 9.9(d)(v) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(v) as of the date of any such loan or advance and after giving effect thereto, the Excess Availability of the Borrower making such loan shall be not less than $11,500,000 as to loans or advances made by Huffy, $1,000,000, as to loans or advances made by Huffy Service and $100,000 as to loans or advances made by American, $2,500,000 as to loans or advances made by Gen-X and $7,500,000 as to loans or advances made by Canadian Borrower."

     7. ACKNOWLEDGMENT.

     (a) Royce, Huffy Brands and Huffy hereby acknowledge, confirm, and agree that as of the date hereof (i) the Guarantees are in full force and effect, and their respective obligations thereunder are unconditionally owing to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever, (ii) Agent, for itself and the ratable benefit of Lenders, has and shall continue to have a security interest in and lien upon the Collateral of Royce and Huffy Brands heretofore granted to Agent pursuant to certain of the Financing Agreements to which each of Royce and Huffy Brands is a party and (iii) the consent contained herein to the Mergers shall not be deemed to release, terminate or waive such security interests and liens, or any rights or remedies of Agent pursuant thereto, all of which shall continue in all respects.
     (b) Borrowers and Guarantors hereby acknowledge, confirm, and agree that on and after the effectiveness of the Mergers: (i) Huffy, as survivor pursuant to the Mergers, is and shall continue to be liable in all respects for all of the Obligations pursuant to the Guarantees; (ii) the security interests in and liens upon the assets and properties of Royce and Huffy Brands in favor of Agent shall continue upon all assets and properties of Huffy, including such assets and properties to which Huffy shall succeed pursuant to the Mergers, and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect; and (iii) without limiting the generality of the foregoing, the Mergers shall in no way limit, impair or adversely affect the Obligations howsoever arising, or any security interests or liens securing the same.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers or Guarantors to Agent and Lenders pursuant to the other Financing Agreements, Borrowers and Guarantors hereby represent, warrant and covenant with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

     (a) As of the filing of the Certificate of Merger with respect to the Mergers with the Ohio Secretary of State, (i) the Mergers are valid and effective in accordance with the Merger Agreements and the corporation statutes of the State of Ohio and Huffy shall be the surviving corporation pursuant to the Mergers, (ii) all actions and proceedings required by the Merger Agreements, applicable law and regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated, and (iii) no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

     (b) The Mergers and the other arrangements contemplated herein do not violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect and do not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which any Borrowers or Guarantors is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any Borrower or Guarantor or violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor.

     (c) Borrowers and Guarantors have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Merger Agreements, PROVIDED THAT, Agent shall have received the Certificate of Merger indicating that it has been filed with and accepted by the Ohio Secretary of State.


     (d) This Amendment has been duly authorized, executed and delivered by Borrowers and Guarantors, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors, and are enforceable against Borrowers and Guarantors in accordance with their respective terms.

     (e) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement provided in this Amendment).

     9. CONDITIONS PRECEDENT. The effectiveness of the consent set forth in
Section 2 hereof, shall be subject to the satisfaction of each of the following conditions precedent:

     (a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

     (b) Agent shall have received evidence, in form and substance satisfactory to it, that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated;

     (c) Agent shall have received evidence, in form and substance to it, that all required consents or approvals of any persons other than Agent and Lenders to the Mergers and the other arrangements contemplated herein have been obtained and are in full force and effect;

     (d) Agent shall have received a true, correct and complete copies of all of the Merger Agreements;

     (e) the Certificate of Merger with respect to the Mergers shall have been filed with the Secretary of State of Ohio, as applicable and the Mergers shall be valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Ohio; and

     (f) after giving effect to the Mergers, no Event of Default or event, act or condition which with notice, passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

     10. EFFECT OF THIS AMENDMENT. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.


     11. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

     12. GOVERNING LAW. The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

     13. BINDING EFFECT. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     14. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

     15. COUNTERPARTS. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No.
2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.


BORROWERS:

ROYCE UNION BICYCLE COMPANY             HUFFY CORPORATION

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President and Treasurer    Title:  Vice President - Finance
        ----------------------------            --------------------------------


HUFFY SERVICE FIRST, INC.               AMERICAN SPORTS DESIGN COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Vice President and Treasurer
        ----------------------------            --------------------------------



GEN-X SPORTS INC.                       GEN-X SPORTS CANADA INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------

GUARANTORS:

HUFFY BRANDS COMPANY                    HUFCO-DELAWARE COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President and Treasurer    Title:  Treasurer
        ----------------------------            --------------------------------


HUFFY RISK MANAGEMENT, INC.             HUFFY SPORTS, INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Vice President - Finance        Title:  Treasurer
        ----------------------------            --------------------------------


HCAC, INC.                              McCALLA COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------


CREATIVE RETAIL SERVICES, INC.          TOMMY ARMOUR GOLF COMPANY

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------


LAMAR SNOWBOARDS INC.                   GEN-X SPORTS SARL

By:  /s/ Robert W. Lafferty             By:  /s/ Kenneth J. Finkelstein
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Director
        ----------------------------            --------------------------------

GEN-X SPORTS LTD.                       FIRST TEAM SPORTS, INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------


HESPELER HOCKEY HOLDING, INC.           LEHIGH AVENUE PROPERTY
                                        HOLDINGS, INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------


CREATIVE RETAIL SERVICES                GEN-X SPORTS OUTLET INC.
(CANADA), INC.

By:  /s/ Robert W. Lafferty             By:  /s/ Robert W. Lafferty
     -------------------------------         -----------------------------------
Title:  Treasurer                       Title:  Treasurer
        ----------------------------            --------------------------------


                                        GEN-X SPORTS, INC.

                                        By:  /s/ Robert W. Lafferty
                                             -----------------------------------
                                        Title:  Vice President - Treasurer
                                                --------------------------------


AGENT:

CONGRESS FINANCIAL CORPORATION
(CENTRAL), as Agent

By:  /s/ Thomas C. Lannon
     -------------------------------
Title:  Vice President
        ----------------------------



US LENDER:

CONGRESS FINANCIAL CORPORATION
(CENTRAL)

By:  /s/ Thomas C. Lannon
     -------------------------------
Title:  Vice President
        ----------------------------


CANADIAN LENDER:

CONGRESS FINANCIAL CORPORATION
(CANADA)

By:  /s/ Thomas C. Lannon
     -------------------------------
Title:  Vice President
        ----------------------------